UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Cartica Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	N.A.
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1775 I Street NW, Suite 910 Washington, D.C.	20006
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered

Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	The Nasdaq Stock Market LLC

Class A ordinary shares, $0.0001 par value	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act Registration Statement or Regulation A offering statement file number to which this form relates (if applicable): 333-261094

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant; the Class A ordinary shares, $0.0001 par value; and the redeemable warrants, each whole warrant exercisable for one Class A ordinary share at a price of $11.50 per share, of Cartica Acquisition Corp, a Cayman Islands exempted company (the “registrant”). The descriptions of the units, the Class A ordinary shares and the redeemable warrants contained in the section entitled “Description of securities” in the prospectus included in the registrant’s registration statement on Form S-1 (File No. 333-261094), originally filed with the U.S. Securities and Exchange Commission on November 16, 2021, as amended, to which this Form 8-A relates, are incorporated herein by reference. Any such descriptions in any prospectus or prospectus supplement included in such registration statement and subsequently filed are also incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the instructions to Form 8-A, no exhibits are required to be filed, because no other securities of the registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CARTICA ACQUISITION CORP

Dated: January 4, 2022	By:	/s/ Sanjeev Goel
Sanjeev Goel
Chief Executive Officer